CONIFER HOLDINGS, INC.

FIRST AMENDMENT
Dated as of December 13, 2018

to the

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
Dated as of September 25, 2018

RE: $10,500,000 7.5%/12.5% Subordinated Notes due September 30, 2038

FIRST AMENDMENT TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This First Amendment dated as of December 13, 2018 (the or this *"First Amendment"*) to the Amended and Restated Note Purchase Agreement dated as of September 25, 2018, is between Conifer Holdings, Inc., a Michigan corporation (the *"Company"*), and each of the institutions which is a signatory to this First Amendment (collectively, the *"Noteholders"*).

RECITALS:

A. The Company and each of the Purchasers listed on Schedule A to the Note Purchase Agreement (defined below) have heretofore entered into the Amended and Restated Note Purchase Agreement dated as of September 25, 2018 (the *"Amended and Restated Note Purchase Agreement"*). The Company has heretofore issued $10,500,000 aggregate principal amount of its 7.5%/12.5% Subordinated Notes due September 30, 2038 (the *"Notes"*) pursuant to the Amended and Restated Note Purchase Agreement. The Noteholders constitute the Required Holders as defined in the Amended and Restated Note Purchase Agreement.

B. The Company and the Noteholders now desire to amend the Amended and Restated Note Purchase Agreement, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Amended and Restated Note Purchase Agreement unless herein defined or the context shall otherwise require.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in **Schedule B - DEFINED TERMS** hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SCHEDULE B – DEFINED TERMS.

The following definitions set forth in Schedule B of the Amended and Restated Note Purchase Agreement are amended and restated in their entireties to read as follows:

"**Total Capital**" means (i) the Consolidated Indebtedness plus (ii) Net Worth plus (iii) the amount of liabilities recorded on the balance sheet attributable to deferred gains from the Adverse Development Cover.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first set forth above.

CONIFER HOLDINGS, INC.

By ______________________

Harold Meloche

Its: Chief Financial Officer

Accepted and agreed to on the date first written above:

ELANUS CAPITAL INVESTMENTS MASTER SP SERIES 3

By ______________________________
Matthew Moniot
Its: Sole Director

t:\corporate and board governance\legal\contracts as of 5.23.18 forward\capital\elanus capital management\ar note pa\amendments\draft 1st amndmnt to conifer-elanus arnpa 12 13 18.doc